 EXHIBIT 99.1

DARLING INTERNATIONAL INC. ANNOUNCES
PUBLIC OFFERING OF COMMON STOCK

December 9, 2013 - IRVING, TEXAS - Darling International Inc. (NYSE: DAR), a leading provider of rendering, recycling and recovery solutions to the nations’ food industry, today announced that it intends to offer 40,000,000 shares of its common stock in an underwritten public offering. In addition, Darling will grant the underwriters a 30-day option to purchase from it up to 6,000,000 additional shares of Darling common stock. Darling intends to use the net proceeds from the offering to pay part of the consideration for its previously announced acquisition of the VION Ingredients division of VION Holding N.V., together with related fees and expenses, or for general corporate purposes if the acquisition is not completed.

Goldman, Sachs & Co., J.P. Morgan and BMO Capital Markets are serving as joint book-running managers for the offering and Avondale Partners and Stephens Inc. are serving as co-managers. The shares will be issued pursuant to an effective shelf registration statement on Form S-3 that was previously filed with the Securities and Exchange Commission (SEC). A preliminary prospectus supplement related to the offering has been filed with the SEC and is available on the SEC’s website, http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying base prospectus related to this offering may be obtained from Goldman, Sachs & Co., Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316, or by emailing prospectus-ny@ny.email.gs.com, from J.P. Morgan, Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York, NY 11717, telephone: 1-631-254-1735 or from BMO Capital Markets, 3 Times Square, New York, NY 10036, phone: 1-800-414-3627 or by emailing BMOProspectus@bmo.com.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Darling
Darling International Inc. is the largest and only publicly traded provider of rendering and bakery residuals recycling solutions to the nation’s food industry. The Company recycles beef, poultry and pork by-product streams into useable ingredients such as tallow, feed-grade fats, meat and bone meal, poultry meal and hides. The Company also recovers and converts used cooking oil and commercial bakery residuals into valuable feed and fuel ingredients. These products are primarily sold to agricultural, pet food, leather, oleo-chemical and biodiesel manufacturers around the world. In addition, the Company provides grease trap collection services and sells used cooking oil collection equipment to restaurants and collects and land applies industrial residuals. For additional information, visit the Company’s website at http://www.darlingii.com.
-MORE-

News Release December 9, 2013 Page 2

{This media release contains forward-looking statements regarding the business, operations and prospects of Darling International and its subsidiaries and industry factors affecting them that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These statements are identified by words such as “may,” “will,” “begin,” “look forward,” “expect,” “believe,” “intend,” “anticipate,” “should,” “could,” “potential,” “estimate,” “continue,” “momentum,” “project,” “plan” and similar expressions and other words referring to events to occur in the future. These statements reflect Darling International's current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, including:

•	volatility of ingredient prices and their potential impact on the prices of our raw materials, our products or commodities that may be used as substitutes for our products;

•	our continued ability to procure good quality raw materials for our products in adequate quantities;

•	energy prices for natural gas and diesel fuel, on which our operations are highly dependent;

•	the concentration of our revenue from a limited number of suppliers and customers;

•	certain of our operating facilities’ dependence upon a few suppliers or a single supplier;

•	global trends relating to meat and poultry consumption and their effect on raw material availability and demand for feed products;

•
the international nature of our operations, including exchange rate and exchange control risks, general economic and political conditions, tax-related risks and export or import requirements for, or restrictions related to, our products;

•
the risks associated with Diamond Green Diesel Holdings LLC, our 50%/50% renewable diesel joint venture (the “Joint Venture”) with Valero Energy Corporation, including the potential for operational issues at the Joint Venture’s renewable diesel plant, particularly in the early months of operation;

•	changes to worldwide government policies relating to renewable fuels and greenhouse gas emissions;

•	costs and liabilities associated with compliance with government regulations;

•	the impact of Bovine Spongiform Encephalopathy, commonly referred to as “mad cow disease,” and other food safety issues on our business, including the implementation of related laws and regulations;

•	the occurrence of any disease correctly or incorrectly linked to animals, such as Bird Flu;

•	seasonal factors and weather which can impact the quality and volume of raw materials;

•	potential product liability claims or product recalls;

•	the continued service of key personnel;

•	our dependence upon the continued and uninterrupted operation of a single operating facility in certain markets;

•	our substantial level of indebtedness following the Transactions;

•	our ability to incur additional indebtedness;

•
the possibility of increased contributions to our multi-employer defined benefit pension plans and to pension and welfare plans generally as a result of government action, particularly in our facilities outside of the United States;

•	the occurrence of any material weaknesses in our internal control over financial reporting;

•	any impairments in our goodwill or other intangible assets;

•	the impact of terrorist attacks or acts of war;

•	potential work stoppages at our principal operating facilities, including due to labor union or works council issues;

•	the outcome of litigation and other legal proceedings against us;

•	any third party claims of intellectual property infringement against us;

•	decline in consumer confidence and discretionary spending;

•	regulatory agency approval and the satisfaction of other conditions for such completion of the VION acquisition;

•	the lack of control Darling has over VION Ingredients until completion of the VION Acquisition;

•	uncertainty about the VION Acquisition making it more difficult to maintain relationships with customers, employees or suppliers;

•	our efforts to effectively integrate Darling’s business with Rothsay’s business and VION
Ingredients’ business;

-MORE-

News Release December 9, 2013 Page 3

•	our ability to realize growth opportunities and cost synergies as a result of the Acquisitions;

•	our ability to effectively manage our expanded operations following the Acquisitions;

•	any future acquisitions or strategic alliances; and

•	the successful financing and consummation of the VION Acquisition and any future acquisitions,

each of which could cause actual results to differ materially from those projected in the forward-looking statements. Other risks and uncertainties regarding Darling International, its business and the industry in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling International is under no obligation to (and expressly disclaims any such obligation to) update, revise or publicly release the results of any forward-looking statements whether as a result of new information, future events or otherwise.}

For More Information, contact: Melissa A. Gaither, Director Investor Relations	251 O'Connor Ridge Blvd., Suite 300 Irving, TX 75038 Phone: (972) 717-0300